Exhibit 99.4

An Invitation
To Attend a Community Meeting
Madison Bancorp, Inc. is offering shares of its common stock in connection with the conversion of Madison Square Federal Savings Bank into the full stock form of organization.
595,000 to 805,000 shares of Madison Bancorp, Inc. are being offered at a price of $10.00 per share.
If you would like to learn more about our stock offering, or would like to attend a community meeting, we invite you to obtain a prospectus and offering material by calling our Stock Information Center at (xxx) xxx-xxxx, Monday through Friday between the hours of 10:00 a.m. and 4:00 p.m. Eastern time.

An Invitation

We cordially invite you to attend one of our community meetings to learn more about the opportunity to purchase newly issued shares from our proposed holding company, Madison Bancorp, Inc.
❖	Members of senior management will discuss Madison Square Federal Savings Bank’s operations, past performance and financial history.

❖	You will be able to meet one-on-one with Bank of Ruston officers to ask questions.

❖	There will be no sales pressure. You will receive Madison Bancorp, Inc. stock offering materials. Then you decide if the stock purchase matches your investment objectives.
Community meetings have been scheduled in                     . For meeting times and to make a reservation, or to receive a prospectus and a stock order form, please call our Stock Information Center at (xxx)-xxx-xxxx Monday through Friday, 10:00 a.m. to 4:00 p.m., Eastern time.

Proposed Holding Company for
Madison Square Federal Savings Bank

Community Meetings

Day, Month ___
Location
Address
City, State Zip Code
❖
Day, Month ___
Location
Address
City, State Zip Code
Proposed Holding Company for
Madison Square Federal Savings Bank
The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Madison Square Federal Savings Bank, Madison Bancorp, Inc., the Federal Deposit Insurance Corporation or any other government agency.
This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.